UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 10, 2015 (August 9, 2015)

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Perth House, Millennium Way

Chesterfield, Derbyshire, United Kingdom S41 8ND

(Address of principal executive offices)

+44 424 626 3051

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 9, 2015, Mallinckrodt plc (the “Company” or “Mallinckrodt”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TGG Medical Holdings, LLC (“Seller”), TGG Medical Solutions, Inc. (“Therakos”), the sole stockholder of Therakos, Inc., and Mallinckrodt Enterprises LLC (“Purchaser”), an indirect wholly owned subsidiary of the Company. Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, Purchaser will acquire Therakos from Seller (the “Stock Purchase”) for cash consideration of approximately $1.325 billion, which amount will be increased by cash held by Therakos at closing, decreased by indebtedness of Therakos at closing, decreased by certain transaction expenses of Therakos, and increased or decreased based on Therakos’s net working capital at closing relative to agreed working capital targets.

Following the Stock Purchase, Therakos will be an indirect wholly owned subsidiary of Mallinckrodt.

The Stock Purchase is subject to satisfaction or waiver of customary closing conditions, including receipt of required regulatory approvals, accuracy of representations and warranties of the parties (subject to customary materiality and material adverse effect qualifiers), compliance with covenants in all material respects and no material adverse effect having occurred at Therakos. The Purchase Agreement also provides for indemnification with respect to certain matters following the closing.

Subject to satisfaction or waiver of the closing conditions, Mallinckrodt expects the transaction to be completed in the third calendar quarter of 2015, the Company’s fourth fiscal quarter.

The Purchase Agreement contains customary termination rights for both Purchaser and Seller, including, among others, for failure to consummate the Stock Purchase on or before February 9, 2016.

Financing

The payment of the purchase price and the refinancing of Therakos’s existing indebtedness are expected to be financed with a combination of new debt and cash on the Company’s and its subsidiaries’ balance sheets. A subsidiary of Mallinckrodt has entered into a commitment letter, dated August 9, 2015, with Barclays Bank PLC, which provides a commitment, subject to satisfaction of customary conditions, for a $1.1 billion unsecured bridge loan facility.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed herewith as Exhibit 2.1, which is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Mallinckrodt, Purchaser, Seller or Therakos or any of their affiliates, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Stock Purchase. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by a confidential disclosure schedule delivered by Therakos in connection with the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01.	Regulation FD Disclosure.

On August 10, 2015, Mallinckrodt issued a press release announcing the execution of the Purchase Agreement described above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Also on August 10, 2015, Mallinckrodt will make an investor presentation regarding the execution of the Purchase Agreement described above. A copy of the presentation is furnished as Exhibit 99.2 hereto.

Forward-Looking Statements

Statements made herein that are not strictly historical, including statements regarding the proposed Stock Purchase, the expected timetable for the completion of the transaction, future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s and Therakos’ businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt and Therakos operate; the commercial success of Mallinckrodt’s products and of Therakos’ photopheresis platforms; the parties’ ability to satisfy the Purchase Agreement conditions (including required regulatory approvals) and complete the Stock Purchase on the anticipated timeline or at all; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from its recently completed acquisitions and the Stock Purchase; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings (including with respect to the Stock Purchase); Mallinckrodt’s ability to successfully develop or commercialize new products; Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure. These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 27, 2015 and June 26, 2015. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2015

MALLINCKRODT PUBLIC LIMITED COMPANY

	By:	/s/ Kenneth L. Wagner
	Name:	Kenneth L. Wagner
	Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated August 9, 2015, by and among TGG Medical Holdings, LLC, TGG Medical Solutions, Inc., Mallinckrodt Enterprises LLC and Mallinckrodt plc.

99.1	Press Release, dated August 10, 2015.

99.2	Presentation Materials, dated August 10, 2015.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.